Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts"in the Registration Statement (Form S-3 No. 33-00000) and related Prospectus of EDITEK, Inc. for the registration of 11,478,193 shares of its common stock and to the incorporation by reference therein of our report dated March 9, 1995, with respect to the consolidated financial statements and schedules of EDITEK, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                Ernst & Young LLP



Raleigh, North Carolina
February 8, 1996